UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      August 14, 2015

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, ADK Georgia, LLC (“ADK”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), leases from William M. Foster (“Lessor”) eight skilled nursing facilities located in Georgia (the “Georgia Facilities”) pursuant to a master lease, dated August 1, 2010 (as amended, the “Master Lease”). For a description of the Master Lease, see “Notes to Consolidated Financial Statements (unaudited) - Note 7. Leases - Operating Leases” included in “Item 1. Financial Information” of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, and “Notes to Consolidated Financial Statements - Note 7. Leases - Operating Leases” included in “Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which descriptions are incorporated herein by reference.

On August 14, 2015, ADK and Lessor executed the Second Amendment to Lease (the “Second Amendment”) whereby the parties amended the Master Lease to extend its initial term by seven years, resulting in a new lease termination date of August 31, 2027. In consideration for the extension, among other things, ADK agreed to: (i) pay to Lessor a fee of $575,000; (ii) release to Lessor upon the earlier of January 1, 2016 or the termination of the Master Lease one month of pre-paid rent in the amount of $398,000; (iii) release to Lessor upon the earlier of January 1, 2017 or the termination of the Master Lease the security deposit paid under the Master Lease in the amount of $500,000; and (iv) pay to Lessor within ten days of the end of each quarter a payment of $26,000.

The Second Amendment also amends the Master Lease to provide that ADK (and not Lessor) is responsible for the cost of maintaining the Georgia Facilities consistent with the standards for other commercial care facilities in the areas where the Georgia Facilities are located, including the cost to repair or replace all structural or capital items due to ordinary wear and tear.

Pursuant to the Second Amendment: (i) Lessor consented to ADK’s sublease of the Georgia Facilities to third-party operators and ADK agreed to obtain Lessor’s consent prior to any future sublease of any of the Georgia Facilities; and (ii) the Company executed a Lease Guaranty for the benefit of Lessor whereby the Company guaranteed the performance of all of ADK’s obligations under the Master Lease. In connection with such guaranty, the Company also consented to being primarily responsible for all of ADK’s obligations under the Master Lease, thereby allowing Lessor to proceed directly against the Company, without having taken any prior action against ADK, should ADK be in default under the Master Lease.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance
Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

As previously disclosed, the Company (through its subsidiaries) subleases eight skilled nursing facilities located in Arkansas to affiliates of Aria Health Group, LLC (“Aria”), effective May 1, 2015, and has entered into a sublease agreement to sublease to an affiliate of Aria one additional skilled nursing facility located in Arkansas commencing on September 1, 2015, subject to, among other things, receipt of all licenses and other approvals from the State of Arkansas to operate such facility. On July 17, 2015, the Company made a short-term loan to Highlands Arkansas Holdings, LLC, an affiliate of Aria, with an original principal amount of $1,200,000, due August 13, 2015.

As of August 13, 2015, the original promissory note evidencing the short-term loan was amended and restated to extend the maturity date to September 15, 2015, and to reduce the principal amount of the promissory note to $775,095. The reduction in the principal amount resulted from the Company applying the currently held collateral securing the loan to repay a portion of the obligation thereunder.

For a description of the Company’s arrangements with Aria and its affiliates, see: (i) “Notes to Consolidated Financial Statements (unaudited) – Note 7. Leases – Arkansas Leases” included in “Item 1. Financial Information” of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015; and (ii) the Company’s Current Reports on Form 8-K filed with the Commission on January 23, 2015, May 6, 2015 and July 22, 2015, which description is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Second Amendment to Lease, dated as of August 14, 2015, between William M. Foster and ADK Georgia, LLC.

99.2	Lease Guaranty made by AdCare Health Systems, Inc. for the benefit of William M. Foster, effective August 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2015	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Second Amendment to Lease, dated as of August 14, 2015, between William M. Foster and ADK Georgia, LLC.
99.2	Lease Guaranty made by AdCare Health Systems, Inc. for the benefit of William M. Foster, effective August 14, 2015.

4